EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Energous Corporation of our report dated March 26, 2026 relating to the financial statements, which appears in Energous Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ BPM LLP

San Jose, California
June 23, 2026